                                                                   EXHIBIT 10.64



                  INDENTURE OF LEASE, DATED October 31, 1997,

                                BY AND BETWEEN

                        SAGE REALTY CORPORATION, AS AGENT AND

                                   LANDLORD

                                      and

                          MEDALLION FINANCIAL CORP.


                                   AS TENANT
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article



ARTICLE 1.     DEFINITIONS, TERM.............................................  1

ARTICLE 2.     COMMENCEMENT OF TERM..........................................  2

ARTICLE 3.     FIXED RENT, ADDITIONAL RENTS AND RENT ADJUSTMENTS.............  3

ARTICLE 4.     ELECTRICITY...................................................  8

ARTICLE 5.     USE........................................................... 11

ARTICLE 6.     REPAIRS, ALTERATIONS AND LIENS................................ 12

ARTICLE 7.     FLOOR LOAD, NOISE, WINDOW CLEANING............................ 17

ARTICLE 8.     LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC
                AUTHORITIES.................................................. 18

ARTICLE 9.     INSURANCE, PROPERTY LOSS, REIMBURSEMENT....................... 19

ARTICLE 10.    DAMAGE OR DESTRUCTION BY FIRE OR OTHER CAUSE.................. 22

ARTICLE 11.    ASSIGNMENT, SUBLETTING, MORTGAGING............................ 24

ARTICLE 12.    NO LIABILITY ON LANDLORD...................................... 31

ARTICLE 13.    MOVING OF HEAVY EQUIPMENT..................................... 32

ARTICLE 14.    CONDEMNATION.................................................. 32

ARTICLE 15.    ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF
                THE BUILDING................................................. 33

ARTICLE 16.    BANKRUPTCY.................................................... 34

ARTICLE 17.    DEFAULTS AND REMEDIES AND WAIVER OF REDEMPTION................ 36

ARTICLE 18.    LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS.............. 39

ARTICLE 19.    COVENANT OF QUIET ENJOYMENT................................... 40

ARTICLE 20.    EXCAVATION.................................................... 40

ARTICLE 21.    SERVICES AND EQUIPMENT........................................ 40

ARTICLE 22.    DEFINITION OF LANDLORD........................................ 45

ARTICLE 23.    INVALIDITY OF ANY PROVISION................................... 45

                                     - i -
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ARTICLE 24.    BROKER........................................................ 45

ARTICLE 25.    SUBORDINATION................................................. 46

ARTICLE 26.    ESTOPPEL CERTIFICATE.......................................... 48

ARTICLE 27.    LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL....................... 48

ARTICLE 28.    SURRENDER OF PREMISES......................................... 50

ARTICLE 29.    RULES AND REGULATIONS......................................... 51

ARTICLE 30.    NOTICES....................................................... 52

ARTICLE 31.    NO WAIVER; ENTIRE AGREEMENT................................... 52

ARTICLE 32.    CAPTIONS...................................................... 53

ARTICLE 33.    INABILITY TO PERFORM.......................................... 53

ARTICLE 34.    NO REPRESENTATION BY LANDLORD................................. 54

ARTICLE 35.    NAME OF BUILDING.............................................. 54

ARTICLE 36.    SUCCESSORS AND ASSIGNS........................................ 54

ARTICLE 37.    DEFERRED COLLECTIONS.......................................... 55

ARTICLE 38.    ERISA - "PROHIBITED TRANSACTIONS"............................. 55

ARTICLE 39.    FEES/INTEREST/LATE CHARGES.................................... 56

ARTICLE 40.    ABATEMENT OF RENT............................................. 56

ARTICLE 41.    TENANT'S EXPANSION OPTION..................................... 57

ARTICLE 42.    TENANT'S EXTENSION OPTION..................................... 61


Schedule A     Floor Plan
Schedule B     Intentionally Omitted
Schedule C     Rules and Regulations
Schedule D     Schedule of Building Holidays
Schedule E     Cleaning Specifications
Schedule F     Alternate Article 4

            INDENTURE OF LEASE made as of this _____ day of October, 1997, between SAGE REALTY CORPORATION, a New York corporation, having its principal office at 777 Third Avenue, New York, New York 10017, Agent for Madison Avenue Leasehold LLC the owner of the Building hereinafter mentioned (herein "Landlord"), and MEDALLION FINANCIAL CORP., a Delaware corporation, having its office at 205 East 42nd Street, New York, New York 10017 (herein "Tenant").


                             W I T N E S S E T H:

                                  ARTICLE 1.

                             DEFINITIONS, TERM
                             -----------------

            Section 1.01. The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental thereto, have the meanings herein specified unless the context otherwise requires.

                  (a) "Building" shall mean the office building known as 437 Madison Avenue, in the Borough of Manhattan, City and State of New York. The plot of land on which the Building is erected is hereinafter called the "Land."

                  (b) "Business Days" shall mean all days excluding Saturdays, Sundays and days observed by the State of New York or Federal Government as legal holidays, and further excluding holidays established by any union contract applicable to employees at the Building. A Schedule of holidays for calendar year 1998 is attached hereto as Schedule D.

                  (c)   "Commencement Date" shall have the meaning set forth in
Section 2.02.

                  (d)   "Demised Premises" shall mean the entire

thirty-eighth (38th) floor of the Building, as shown on the Floor Plan annexed hereto as Schedule A and made a part of this Lease, including all fixtures and equipment (including the existing supplemental air-conditioning systems) which at the Commencement Date or during the Term of this Lease are attached thereto and which become a part thereof.

                  (e) "Expiration Date" shall mean June 30, 2006, or any earlier date of termination pursuant to the provisions hereof.

                  (f) "Fixed Rent" shall mean the annual rental payable by Tenant for the Demised Premises in equal monthly installments as provided for in Article 3 of this Lease.
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                                       2


                  (g) "Interest Rate" shall mean the lesser of (i)) 2% above the prime commercial lending rate of Marine Midland Bank, N.A. in effect from time to time or (ii) the maximum applicable legal rate, if any.

                  (h) "Lease" shall mean this Indenture of Lease and any and all Schedules annexed hereto.

                  (i) "Term of this Lease" and "Term" shall mean the term of years commencing on the Commencement Date and expiring on the Expiration Date, subject to the terms and conditions hereinafter set forth.

            Section 1.02. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Demised Premises, subject to the provisions hereinafter set forth, together with appurtenances, including the right to use in common with others the lobbies, elevators and other public portions of the Building.

            TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the Term of this Lease.


                                  ARTICLE 2.

                           COMMENCEMENT OF TERM
                           --------------------

            Section 2.01. Tenant acknowledges that it has examined the Demised Premises and is taking same "as is" as of the Commencement Date. Tenant acknowledges that Landlord is not required to do any work with respect thereto.

            Section 2.02. The Term of this Lease and the payment of rent shall commence on November 1, 1997 (herein the "Commencement Date"). The taking of possession by Tenant of the Demised Premises shall be deemed an acceptance of same by Tenant and shall also be conclusive evidence, as against Tenant, that the Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time of such occupancy and that the Demised Premises were substantially as shown on Schedule A.
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                                       3

            Section 2.03. If Landlord shall be unable to give possession of the Demised Premises on the date anticipated for the commencement of the Term hereof for any reason whatsoever, Landlord shall not be subject to any liability, nor shall the validity of this Lease nor the obligations of Tenant hereunder be thereby affected. Landlord shall use diligent efforts to deliver possession of the Demised Premises promptly, subject to any delays beyond the reasonable control of Landlord. In the event that Landlord shall be unable to give possession of the Demised Premises on or prior to the date (the "Outside Delivery Date") which is two (2) months from the date hereof (subject to extension for a period of one (1) months in the aggregate by reason of force majeure [set forth immediately below]), Tenant may cancel and terminate this Lease by giving notice thereof to Landlord on or prior to the Outside Delivery Date, in which event this Lease shall terminate upon the giving of such notice, and the parties hereto shall have no further liabilities or obligations to each other hereunder. Any delay in Landlord's obtaining vacant possession of the Demised Premises caused by labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control shall extend such time period for Landlord to give possession of the Demised Premises to Tenant. Without limiting the foregoing, the parties hereto expressly negate the provisions of Section 223-a of the Real Property Law and agree that such Section shall be inapplicable hereto. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a. If by reason of such delay, the Term of this Lease shall commence subsequent to such anticipated date, the Term of this Lease shall be deemed extended for the same period.


                                  ARTICLE 3.

             FIXED RENT, ADDITIONAL RENTS AND RENT ADJUSTMENTS
             -------------------------------------------------

            Section 3.01. During the Term of this Lease, Tenant shall pay, at Landlord's address as herein set forth, or at such other address that Landlord may from time to time designate, a Fixed Rent payable in lawful money of the United States of America (by check of Tenant drawn on a bank that is a member of the New York Clearinghouse Association) in equal monthly installments in advance on the first day of each calendar month, without notice or demand, and without setoff, abatement (except as expressly provided herein), or deduction whatsoever at annual rates as follows:

            (i) $603,500 during the period beginning on the Commencement Date and continuing through June 30, 2000;

            (ii)        $680,000 during the period beginning on
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                                       4

                        July 1, 2000 and continuing through June 30, 2001;

            (iii) $697,000 during the period beginning on July 1, 2001 and continuing through the balance of the Term.

            If Tenant's obligation to pay Fixed Rent shall commence on a date other than the first day of a calendar month, the first installment of Fixed Rent shall be in an amount equal to that required to cover the period up to and including the last day of the month wherein the obligation to pay Fixed Rent occurs, computed on a per diem basis. Tenant shall pay the first full calendar monthly installment of Fixed Rent on the execution of this Lease.

            Section 3.02. The Fixed Rent does not take into account increases of real estate taxes and/or expenses during the Term of this Lease or other adjustments in rent, or other payments to be made by Tenant, during the Term of this Lease. Provision therefor is hereinafter made.

            Section 3.03. All costs and expenses, adjustments and payments, which Tenant assumes or agrees or is obligated to pay to Landlord pursuant to this Lease and/or its Schedules shall be deemed additional rent and, in the event of nonpayment, Landlord shall have all rights and remedies with respect thereto as herein provided for in case of nonpayment of Fixed Rent.

            Tenant covenants to pay the Fixed Rent, additional rent and adjustments of rent as in this Lease provided, when due.

            Section 3.04. For the purposes of this Section 3.04, the following definitions shall apply:

                  (a) The Term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the period commencing July 1, 1998, and ending June 30, 1999.

                  (b)   The term "the Percentage" shall mean 2.29%.

                  (c) The term "Real Estate Taxes" shall mean all real estate taxes, assessments, water and sewer rents, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City
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                                       5

of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or the Building, in substitution in whole or in part for said Real Estate Taxes, or in lieu of additional real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes" for the purposes hereof. In the event that the Real Estate Taxes for the Base Tax Year shall include any charge with respect to any so called "Business Improvement District" or similar charge (a "Bid Charge"), and if any such Bid Charge is subsequently discontinued or eliminated, then, as of the date of such discontinuance or elimination, the Real Estate Taxes for the Base Tax Year shall be recalculated as if the Bid Charge had not originally been included therein.

                  (d) The term "Tax Year" shall mean every twelve-month consecutive period commencing each July 1st during the Term of this Lease.

                  (e) The term "Wage Rate" shall mean the minimum regular hourly wage rate plus all other sums, including, but not limited to, sums paid for pensions, welfare funds, vacations, bonuses, social security, unemployment, disability benefits, health, life, accident and other types of insurance required to be paid to or for the benefit of employees engaged in the general maintenance and operation of office buildings of the type and in the vicinity of the Building pursuant to a collective bargaining agreement (designated as "Others" in said agreement) between Realty Advisory Board on Labor Relations, Inc. (or any successor thereto) and Local 32B/32J of the Building Service Employees International Union AFL-CIO (or any successor thereto). The Wage Rate is intended to be an index in the nature of a cost of living index, and is not intended to reflect the actual costs of wages or expenses for the Building. If any such agreement is not entered into, or such parties or their successors shall cease to bargain collectively, then the Wage Rate shall be the minimum regular hourly wage rate and other sums as aforesaid payable to or for the benefit of employees engaged in the maintenance and operation of first class office buildings of the same general type as the Building in the Manhattan area.

                  (f) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1998.

                  (g)   The term "Wage Rate Factor" shall mean 17,000.

            (A)   Operating Expense Adjustment.

            It is agreed that if at any time the Wage Rate shall be
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                                       6

greater than the Base Wage Rate, Tenant shall be required to pay to Landlord as additional rent an Operating Expense Adjustment in an annual sum equal to the product obtained by multiplying (i) the number of cents (including any fraction of a cent) by which the Wage Rate exceeds the Base Wage Rate by (ii) the Wage Rate Factor by (iii) 75%. Such Operating Expense Adjustment shall be payable to Landlord together with Fixed Rent in equal monthly installments on the first day of each calendar month commencing with the first month during the Term of this Lease in which the Wage Rate shall be greater than the Base Wage Rate and as billed by Landlord, continuing thereafter until a new adjustment in the additional rent shall be established and become effective in accordance with the provisions of this paragraph. Notwithstanding any change in Wage Rate downwards, the Fixed Rent shall not be reduced. In the event any change in the Wage Rate shall be made retroactive, Tenant shall pay Landlord the amount of any resulting retroactive adjustment in such additional rent within five (5) days after being billed therefor.

            (B)   Real Estate Tax Adjustment

            In the event that the Real Estate Taxes payable for any Tax Year shall exceed the amount of such Real Estate Taxes, as finally determined, payable with respect to the Base Tax Year, Tenant shall pay to Landlord, as additional rent ("Tenant's Tax Payment") for such Tax Year, an amount equal to the Percentage of the excess. By or after the start of the Tax Year following the Base Tax Year, and by or after the start of each Tax Year thereafter, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable with respect to such Tax Year, and a statement of the Real Estate Taxes payable during the Base Tax Year.

            Within thirty (30) days after the issuance by the governmental authority having jurisdiction thereover of tax bills for Real Estate Taxes assessed, levied and/or imposed upon the Land and Building for any Tax Year, Landlord shall submit to Tenant a photostatic copy of such bill and/or bills and thereafter on or about each respective anniversary date shall submit a copy of the tax bill and/or bills for the Real Estate Taxes assessed, levied or imposed upon the Land and Building for such Tax Year, together with a statement which shall indicate the amount, if any, of Tenant's Tax Payment. Landlord's failure to submit copies of bills as aforesaid shall not be considered a default by Landlord or a defense by Tenant to such tax payment.

            Within thirty (30) days after the issuance of the statement, Tenant shall pay Tenant's Tax Payment in the amount set forth on such statement. Such statement shall be conclusively deemed binding upon Tenant unless Tenant shall have objected thereto in writing within thirty (30) days of receipt thereof. Notwithstanding the foregoing provisions of this paragraph, Tenant's Tax Payment shall be payable in the same
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                                       7

number of installments as Real Estate Taxes are payable to the taxing authority and shall be payable not more than thirty (30) days in advance of the date on which the corresponding installment is due such taxing authority without incurring any penalty, interest or late charge.

            In the event Landlord shall receive a final reduction or refund of Real Estate Taxes for any Tax Year for which Tenant is obligated to pay any additional rent under the provisions of this subsection B of Section 3.04, the amount or the proceeds of such reduction or refund, less legal fees and other expenses incurred in collecting the same or achieving such reduction, shall be applied and allocated to the periods for which such final reduction or refund was obtained, and proper adjustment shall be promptly made between Landlord and Tenant. Tenant has been advised that proceedings to protest the Real Estate Tax assessment for the Base Tax Year may have been filed and may result in a reduction of Real Estate Taxes for the Base Tax Year.

            Any payments or refunds due hereunder for any period of less than a full Tax Year at the commencement or end of the Term of this Lease shall be equitably prorated to reflect such event.

            In addition to Tenant's obligation to pay Tenant's Tax Payment as aforesaid, Tenant shall pay to Landlord as additional rent payable upon demand, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

            Section 3.05. Upon the date of the expiration or any sooner termination of this Lease, whether the same be the date hereinabove set forth as the expiration of the Term of this Lease (hereinafter called "Lease Expiration Date") or any prior or subsequent date, a proportionate share of the Fixed Rent, adjustments and additional rents for the year (calendar or fiscal) in which such expiration or termination occurs, shall immediately become due and payable by Tenant to Landlord as hereinafter provided, if not theretofore already billed and paid. Such proportionate share shall be based upon the length of time that this Lease shall have been in existence during such year. Promptly after any such expiration or termination, Landlord shall compute the amounts due from Tenant, as aforesaid, which computations shall either be based on that year's actual figures or be an estimate based on the most recent statements theretofore prepared by Landlord and furnished to Tenant pursuant to this Lease. If an estimate is used, then Landlord shall promptly cause statements to be prepared on the basis of the comparative year's actual figures as soon as they are available, and within ten (10) days after such statement or statements are prepared by Landlord and furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

            Tenant's obligation to pay any and all rents, adjustments and additional rents under this Lease shall continue and shall cover all periods up to the Lease Expiration Date. Landlord's and Tenant's obligations to make the adjustments hereinabove referred to shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any Fixed Rent or additional rent herein provided for shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder; provided, however, that Landlord shall not be entitled to render to Tenant a statement requiring payment of an adjustment of rent under this
Article 3 later than two (2) full calendar years, in the case of an adjustment with respect to Operating Expenses, and two (2) full Tax Years, in the case of an adjustment with respect to Real Estate Taxes, after the expiration of the year with respect to which such adjustment relates.


                                  ARTICLE 4.

                                ELECTRICITY
                                -----------

            Section 4.01. Tenant's electricity consumption and demand in the Demised Premises shall be measured by existing submeters, and Tenant agrees to purchase such electricity from Landlord or Landlord's designated agent at terms and rates for electricity under the same rate classification and frequency that Landlord is charged by the local public utility furnishing electricity to the Building computed as if Tenant were a separate customer purchasing power at such rate classification and frequency under a single aggregated account thereunder, but in no event shall the amount payable by Tenant per Kilowatt Hour be less than Landlord's average cost per Kilowatt Hour at such rate as would be applicable for purchasing electric energy for the entire Building, plus eight (8%) percent thereof to reimburse Landlord for administrative services and for line loss in connection with supplying and billing such electricity. All such sums shall be paid by Tenant to Landlord as additional rent hereunder. If more than one meter measures the electricity consumption and demand of Tenant in the Building, the service rendered through each meter shall be aggregated and billed in accordance with the above rate classification, unless Landlord shall elect separate billing on a per-meter basis. Landlord may at any time render bills for Tenant's consumption and demand and Tenant shall pay the same within thirty (30) days following the date the same are rendered. At Landlord's option, Tenant shall purchase from the Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and Tenant shall pay Landlord's reasonable charges for providing and installing same on demand, as additional rent. Landlord represents that the meter measuring Tenant's consumption of electricity in the Demised Premises does not measure electricity
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                                       9

consumption in any area other than the Demised Premises.

            Section 4.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, machinery, appliances or equipment to the electric system of the Demised Premises existing on the Commencement Date other than lamps, typewriters, copiers, computer terminals, copying machines, communications equipment such as telephones, fax machines, appliances, and other small office machines that consume comparable or less amounts of electricity. Should Landlord grant such consent, any additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant within thirty (30) days following Landlord's demand therefor.

            Section 4.03. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility servicing the Building with electricity, or for any other reason whatsoever.

            Section 4.04. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon not less than ninety (90) days prior written notice to Tenant provided that Landlord shall have made such election as to the majority of all tenants occupying the Building and further provided that electric service is available directly from the public utility servicing the Building (Landlord hereby agreeing, unless otherwise required by law, not to discontinue furnishing electricity to Tenant until such time as Tenant is able to obtain same directly from the public utility). If Landlord exercises such right of termination, from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect, and promptly upon receipt of such notice Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building. In connection with obtaining such electric service directly from the public utility company Tenant may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent the same are available, suitable and safe for such purposes, but only to the extent of Tenant's then authorized connected load. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed and maintained by Tenant at its expense if Landlord's election to discontinue furnishing electric energy to Tenant shall have been required by applicable law. If, however, Landlord shall voluntarily elect to discontinue furnishing electric energy to Tenant, then Landlord shall install the foregoing and pay for the cost (but not the maintenance) of the same.

            Section 4.05. Unless otherwise agreed by the parties, Landlord shall supply all electric meters for use hereunder. In no instance shall Tenant install or permit the installation or use of the electric meters or electric metering devices for any purpose whatsoever unless such meters and/or metering devices shall conform in every respect to the requirements, rules and regulations of the local public utility as approved from time to time by the Public Service Commission of the State of New York as to the accuracy of measurement of such meters or metering devices, including, but not limited to, proper measurement and reflection of power factor.

            Section 4.06. Tenant covenants and agrees that at no time will the connected electrical load serving the Demised Premises exceed 6 watts per gross square foot (exclusive of any power required for the heating, ventilating and air-conditioning serving the Demised Premises). Landlord represents that no less than six (6) watts per gross square foot (exclusive of any power required for the heating, ventilating and air-conditioning serving the Demised Premises) of electric service is presently available to the Demised Premises, and, subject to the provisions of Section 4.04, will continue to be available to the Demised Premises during the entire Term.

            Section 4.07. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law or applicable regulations, Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord as additional rent.

                                  ARTICLE 5.

                                    USE
                                    ---

            Section 5.01. Tenant shall use and occupy the Demised Premises for administrative, executive and general business office purposes only and for no other purposes. Such office use may include ordinary office pantries.

            Section 5.02. Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Demised Premises which would in any way (i) violate any law or requirement of public authorities, (ii)cause structural injury to the Building or any part thereof, (iii)interfere with the normal operation of the heating, air-conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, (v) alter the appearance of the exterior of the Building or of any portion of the interior thereof other than the Demised Premises.

            Section 5.03. Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), allow a "Servicing Company" (defined below) to install any telephone, data, information or other communications equipment in the Demised Premises to service premises occupied by persons other than Tenant and/or its affiliates. For example, the Demised Premises may not be used as a so-called "switching" or "relay" station serving third parties (that is, parties other than Tenant and its affiliates) without such consent by Landlord. In granting such consent, Landlord may require that the Servicing Company enter into a license agreement with Landlord confirming that the Servicing Company shall have no independent rights in the Demised Premises and that upon termination of this Lease, for whatever reason, the Servicing Company will have no right to leave its equipment in the Demised Premises. Landlord may make a reasonable charge to the Servicing Company for allowing it to install its equipment in the Demised Premises. A "Servicing Company" shall mean a person, firm, corporation or other entity other than Tenant whose equipment services not only the Demised Premises, but other premises or parties as well.

                                  ARTICLE 6.

                      REPAIRS, ALTERATIONS AND LIENS
                      ------------------------------

            Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances, therein, and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition (other than structural repairs and repairs to the plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity which are not caused by the carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licensees and other than repairs necessitated by the acts of Landlord, its agents, servants or employees or when otherwise required to be made by Landlord under this Lease). All damage or injury to the Demised Premises and to its fixtures, appurtenances and equipment or to the Building of which the same form a part, or to its fixtures, appurtenances and equipment, caused by Tenant moving property, or resulting from any air-conditioning unit or system, any short circuit, flow or leakage of water, steam, illuminating gas, sewer gas, sewerage or odors, or by frost or by bursting or leaking of pipes or plumbing works or gas or from any other cause of any other kind or nature whatsoever, in any such event, due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licensees, shall be repaired, restored or replaced promptly by Tenant, at its sole cost and expense, to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at the expense of Tenant and any costs therefor shall be collectible as additional rent or otherwise, and shall be paid by Tenant within five (5) days after rendition of a bill or statement therefor.

            Section 6.02. Landlord shall, at its expense, make all repairs and replacements, structural and otherwise, necessary in order to keep in good order and repair the exterior of the Building and the public portions of the Building, the need for which Landlord shall have knowledge (including the public halls and stairways, plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity) except repairs hereinabove provided to be made by Tenant and repairs, the need for which Tenant has not reported to Landlord.

            Section 6.03. All repairs, restorations or replacements by either party shall be of first-class quality and done in good and workmanlike manner. Tenant shall, and shall include in all contracts, subcontracts and purchase orders a requirement that such contractors, subcontractors or materialmen, as the case may be, shall, cause all workers at the Demised

Premises to work harmoniously with each other and with Building personnel and in a manner which will not disrupt access to or use of the common areas of the Building, cause inconvenience to the other tenants in the Building or interfere with the conduct of other tenants' business. Tenant agrees that should Tenant, its agents and/or contractors, enter upon the Demised Premises for the purpose of performing any work, the labor employed by Tenant or anyone performing such work, for or on behalf of Tenant, shall always be harmonious and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord. Should such labor be unharmonious or incompatible, Landlord may require Tenant to withdraw such labor from the Demised Premises. In the event Tenant or Tenant's contractor shall enter upon the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work. Tenant's agents, contractors and their employees shall comply with the special rules, regulations and requirements of building management for the performance and coordination of said agents, contractors and their employees so as to avoid the intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants.

            Section 6.04. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk adjacent to the Building.

            Section 6.05. Tenant shall do no work and shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises, including, but not limited to, a water cooler, an air-conditioning or cooling system unit or part thereof or other apparatus of like or other nature, without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed in the case of alterations, decorations, installations, additions or improvements in the Demised Premises which are non-structural in nature and do not affect the structure, exterior or common areas of the Building (it being understood that the 38th floor elevator lobby is not deemed to be a common area of the Building) or adversely affect the heating, ventilating or air-conditioning, electrical, mechanical, plumbing or elevator systems of the Building or other tenants' use thereof, and then only by contractors or mechanics approved by Landlord. Such approval must be obtained prior to any bidding for said work. Tenant has submitted to Landlord preliminary plans and specifications for certain improvements to the Demised Premises, dated October 13, 1997, labeled Drawing SP-1 prepared by Descon Interiors Incorporated (the "Preliminary Plans"). Landlord hereby consents to the performance of the work described in the Preliminary Plans provided such work is consistent with such Preliminary Plans. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate and in full compliance with all governmental bodies having jurisdiction thereover. Tenant's work, alterations, decorations, installations, additions or improvements shall be completed free of all liens and encumbrances and, as a condition precedent to Landlord's consent to the making by Tenant of alterations, decorations, installations, additions or improvements to the Demised Premises, Tenant agrees to obtain, and deliver to Landlord, written and unconditional waivers of mechanics' liens upon the real property in which the Demised Premises are located, for all work, labor and services to be performed and materials to be furnished by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work.

            Landlord shall not be liable for any failure of the air-conditioning and ventilating equipment in the Demised Premises installed by Landlord caused by any work, alterations, decorations, installations, additions or improvements by Tenant, and Tenant shall correct any such condition causing such failure promptly upon notice from Landlord of the need therefor. If Tenant shall fail to correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor.

            Section 6.06. Prior to commencing any work pursuant to the provisions of Section 6.05, Tenant shall furnish to Landlord:

                  (i) Copies of all governmental permits and authorizations which may be required in connection with such work.

                  (ii) A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, "Overlandlord" (as hereinafter defined), Tenant or the Building.

                  (iii) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 9) as Landlord may reasonably require because of the nature of the work to be done by Tenant.

            Section 6.07. All work, alterations, decorations, installations, additions or improvements upon the Demised Premises, made by either party, including all paneling, decorations, partitions, railings, mezzanine floors, galleries and the like, affixed to the realty or for which Tenant has received a credit shall, unless Landlord elects otherwise (which election shall be made by giving a notice pursuant to the provisions of Article 30 not less than thirty (30) days prior to the expiration or other termination of this Lease or any renewal or extension thereof) become the property of Landlord, and shall remain upon, and be surrendered with, said premises, as a part thereof, at the end of the term or renewal term, as the case may be. At the same time Tenant submits to Landlord its request for consent to any alterations, decorations, installations, additions or improvements and the plans and specifications therefor, Tenant may request, in writing, that Landlord specify any "Atypical Alterations" (as defined below) which Tenant shall be required to remove on or before the expiration of the Term of this Lease. Landlord shall notify Tenant at the time of the consent to the alterations, decorations, installations, additions or improvements and the plans and specifications in question, of those Atypical Alterations which Tenant is required to remove before the expiration of the Term of this Lease in accordance with the terms of this Section 6.07, and Tenant shall, upon the expiration or the earlier termination of the Term of this Lease, remove at Tenant's sole cost and expense, such Atypical Alterations specified in Landlord's notice, repair any damage to the Demised Premises in connection therewith and restore the Demised Premises to the condition existing prior to the Atypical Alterations. For purposes hereof, the term "Atypical Alterations" shall be deemed to include, but not be limited to, a raised floor, louvered windows, any kitchen facility (as opposed to a pantry), any vault and any audio or video installation. Additionally, Landlord hereby agrees that Tenant shall have no obligation upon the expiration or earlier termination of the Term to restore (i) any alterations or improvements existing on the date hereof and
(ii) all alterations and improvements as shown on the Preliminary Plans. All movable property, furniture, furnishings and trade fixtures, alterations, installations and additions other than those affixed to the realty so that they cannot be removed without material damage shall remain the property of Tenant and shall be removed from the Demised Premises on or before the Expiration Date. In the event of damage to the Demised Premises or the Building by reason of such removal, Tenant shall restore the same to good order and condition (normal wear and tear excepted). If Tenant should desire to leave any part of such property in the Demised Premises upon the expiration of the Term, it shall so notify Landlord in writing not less than sixty (60) days prior to the expiration of the Term of this Lease specifying the items of property which it desires to so leave. If within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense at or before the expiration of the Term of this Lease, remove said property, and, in case of damage by reason of such removal, restore the Demised Premises to good order and condition (normal wear and tear excepted).

            Section 6.08. Landlord shall not be responsible for supervision and/or coordination in respect to Tenant's alterations or repairs. Landlord's managing agent shall perform such supervision and coordination, and with respect to any work, alteration, decoration, addition or improvement costing more than $10,000, Tenant agrees to pay to such managing agent promptly upon being billed therefor, a sum equal to ten (10%) percent of the cost of such work, for indirect costs, field supervision and coordination in connection therewith. Tenant agrees to keep records of Tenant's work, alterations, decorations, additions and improvements costing in excess of $10,000 and of the cost thereof. Tenant agrees to furnish to Landlord's managing agent copies of such records certified as correct by Tenant within forty-five
(45) days of such managing agent's request therefor. Landlord hereby agrees that the foregoing supervisory fee shall not apply to work performed by Tenant in the Demised Premises in order to prepare same for Tenant's initial occupancy thereof.

            Section 6.09. Tenant will not do any act or suffer any act to be done which will in any way encumber the title of Landlord or Tenant in and to the Demised Premises or the Building or the Land nor will the interest or estate of Landlord or Tenant in the Demised Premises or the Building or the Land be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant.

            Section 6.10. Tenant will not suffer or permit any liens to stand against the Demised Premises, the Building or the Land or any part thereof, by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Demised Premises or the Building or the Land, Tenant will cause the same to be discharged of record within thirty (30) days after the date of filing the same, by either payment, deposit or bonding (and the failure of Tenant to do so shall be a material default hereunder entitling Landlord to give a notice to Tenant pursuant to the provisions of Section 17.01(1) hereof). In addition to any other right or remedy of Landlord, Landlord may, but will not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest computed at the Interest Rate, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including, without limitation, reasonable attorneys' fees incurred in defending such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, will become due and payable on the date of payment or deposit, as additional rent.

            Section 6.11. Nothing in this Lease will be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises, the Building or the Land or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises, the Building or the Land.


                                  ARTICLE 7.

                    FLOOR LOAD, NOISE, WINDOW CLEANING
                    ----------------------------------

            Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

            Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or the Demised Premises to such a degree as to be objectionable to Landlord shall be placed and maintained by the party owning the machines or equipment, at such party's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

            Section 7.03. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or of the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.


                                  ARTICLE 8.

           LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES
           ----------------------------------------------------

            Section 8.01. Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations or any direction made pursuant to law of any public officer or officers which shall, with respect to the particular use or manner of use of the Demised Premises (as opposed to mere use and occupancy as contemplated by Article 5), or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's particular use or manner of use of the Demised Premises (as opposed to mere use and occupancy as contemplated by Article 5), or as a result of any installations made therein (whether or not in compliance with the work article) by Tenant or at Tenant's request or required by reason of a breach of any of Tenant's covenants or agreements hereunder.

            Section 8.02. If Tenant should desire to contest the validity of any such law, ordinance, rule, order or regulation with which Tenant is obligated to comply, it may, at its expense, carry on such contest; and non-compliance by it during such contest (so long as Tenant proceeds with due diligence) shall not constitute a breach of this Lease provided that it shall, to the satisfaction of Landlord, indemnify and hold Landlord harmless against all liability for any loss, damages, and expenses (including, without limitation, reasonable attorneys' fees) which might result from or be incurred in connection with such contest or non-compliance. Notwithstanding the foregoing, non-compliance as aforesaid shall not commence or continue if it might subject Landlord to any fine or penalty or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage or lease affecting the Building and/or the Land.

            Section 8.03. If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

            Section 8.04. Except as aforesaid, Landlord shall, at its expense, comply with or cause to be complied with, all laws, orders, ordinances and regulations of federal, state, county and municipal authorities and any direction made pursuant to law of any public officer or officers which shall with respect to the public portions of the Building, impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by Section 8.01 to comply. Except as aforesaid, Landlord shall further, at its expense, comply with or cause to be complied with, all laws, ordinances, rules, regulations and orders of federal, state, county and municipal authorities and any direction made pursuant to law of any public officer or officers which affect Tenant's use or enjoyment of, or access to, the Demised Premises and with respect to which Tenant is not obligated by
Section 8.01 to comply. Landlord may, at its expense, contest the validity of any such law, ordinance, rule, order or regulation.


            Section 8.05. Landlord hereby agrees to deliver to Tenant a form ACP-5 with respect to the Demised Premises within twenty (20) days after the date hereof.

                                  ARTICLE 9.

                  INSURANCE, PROPERTY LOSS, REIMBURSEMENT
                  ---------------------------------------

            Section 9.01. Tenant shall not do or permit to be done any act or thing upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall at its own expense, comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein over the rate in effect at the commencement of the Term of this Lease.

            Section 9.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the Building for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord or by the other tenants in the Building which shall have been charged because of such failure by Tenant, and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord or such other tenants. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

            Section 9.03. Tenant, at Tenant's own cost and expense, shall maintain insurance protecting and indemnifying Landlord and Tenant (and at Landlord's request, the landlord under any ground or underlying lease [herein "Overlandlord"], as well as the holder of any mortgage affecting the Land, the Building or both) against any and all claims for injury or damage to persons or property for the loss of life or of property occurring upon, in or about the Demised Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, customers and invitees arising out of the negligent act or omission of any of the foregoing, such insurance to afford minimum protection during the Term of this Lease of not less than a single combined limit of $3,000,000 in respect of property damage and bodily injury or death to any one person or in respect of any one occurrence or accident. Landlord may from time to time require that the amount of liability insurance to be maintained by Tenant under this Article be increased so that Landlord shall be adequately protected giving due consideration to all relevant circumstances and conditions. Any such increase shall be consistent with increases required by landlords of similar buildings in the Midtown Manhattan area.

            All such insurance shall be effected under valid and enforceable policies (which may cover the Demised Premises and other locations), shall be issued by insurers of recognized responsibility and shall contain a provision whereby the insurer agrees not to cancel the insurance without ten (10) days' prior written notice to Landlord.

            On or before the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore required to be furnished.

            Section 9.04. Tenant shall give Landlord notice in case of a fire or accident in the Demised Premises or the Building, or of defects therein or in any fixtures or equipment, promptly after Tenant is aware of the same.

            Section 9.05. Tenant shall indemnify and hold Landlord harmless from and against all liabilities, suits, claims, demands and actions, and costs and expenses of any kind or nature, due to or arising out of any injury to person or property, including death resulting at any time therefrom, occurring in or about the Demised Premises (unless caused by or due to the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, in which event Tenant's indemnification herein shall be only to the extent, if any, of Tenant's negligence or willful misconduct or that of Tenant's agents, employees, contractors or invitees). To the extent of any valid and collectible insurance furnished by Tenant for the protection of Landlord, Tenant's obligation to indemnify and hold Landlord harmless against liability which is covered by such insurance shall be deemed, to the extent thereof, to be satisfied.

            Section 9.06. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent insurance policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. Each party hereto shall give prompt notice to the other in the event such clause is or becomes unavailable. The waiver of subrogation or permission for waiver of any claim shall extend to the agents of each party and the employees of each party and its respective agents and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then the party benefiting from the waiver or permission shall pay such charge upon written demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

            Subject to the foregoing provisions of this Section 9.06, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the Term of this Lease.

            Landlord represents that it currently can and agrees to obtain a so-called "waiver of subrogation" clause in its insurance policy covering the Building. Landlord agrees that it will notify Tenant if, at any time during the Term Landlord can no longer obtain said "waiver of subrogation" clause it its insurance policy.

            Section 9.07. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the Demised Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant.

            Section 9.08 Landlord agrees that the officers, directors and shareholders of Tenant, or any Related Entity (as hereinafter defined) of Tenant, shall not be personally liable for the obligations of Tenant under the terms of this Lease, but this Section 9.08 shall not be deemed to diminish or change the obligations of Tenant hereunder.

                                  ARTICLE 10.

               DAMAGE OR DESTRUCTION BY FIRE OR OTHER CAUSE
               --------------------------------------------

            Section 10.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (without limiting the rights of any insurance company, subrogated to Landlord's rights hereunder pursuant to the terms of any insurance policy as to which Landlord shall have been unable to obtain a waiver of subrogation in accordance with Section 9.06 hereof, to seek recovery from Tenant, and any rights of Landlord under any other provisions of this Lease or at law or in equity), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of liability or responsibility for damage or destruction resulting from the fault or neglect of Tenant if the insurance policies carried by Landlord on the Building do not contain a waiver of the right of subrogation.

            Section 10.02. If the Building or the Demised Premises shall be partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rent shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the Demised Premises are made completely untenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

            Section 10.03. If the Building or Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause that Landlord shall decide not to restore or rebuild it, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty
(120) days after the date of the casualty. If the Demised Premises shall be substantially damaged or destroyed during the final two (2) years of the Term, each of Landlord and Tenant shall have the option, to be exercised by giving written notice to the other, within thirty (30) days of the occurrence of such damage, to terminate this Lease and the Term and estate hereby granted as of the date of such damage or destruction. In case of any damage or destruction mentioned in this Article 10, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within nine (9) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, and such termination shall be effective upon the expiration of thirty (30) days after the date of such notice.

            Section 10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 10. Landlord shall endeavor to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's business, provided that no additional costs, for labor at overtime or premium rates, or otherwise, are incurred thereby.

            Section 10.05. Tenant covenants and agrees to cooperate with Landlord, the landlord under any ground or underlying lease to which this Lease is subject and subordinate or any mortgagee of any mortgage to which this Lease is subordinate in their attempts to collect insurance proceeds (including rent insurance proceeds) payable to any of such parties.

            Section 10.06. Landlord will not carry separate insurance of any kind on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

            Section 10.07. In the event of the termination of this Lease pursuant to any of the provisions of this Article 10, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the originally stated Expiration Date set forth in Section 1.01(e) hereof, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date.

            Section 10.08. The provisions of this Article 10 shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application to the Demised Premises and this Lease.


                                  ARTICLE 11.

                    ASSIGNMENT, SUBLETTING, MORTGAGING
                    ----------------------------------

            Section 11.01. (a) Tenant will not by operation of law or otherwise, assign, mortgage or encumber this Lease, nor the estate and Term hereby granted, nor sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.

            If Tenant desires to assign or sublet all or any portion of the Demised Premises then, notwithstanding that Tenant shall not have obtained a proposed assignee or subtenant, Tenant shall give written notice ("Tenant's Notice") of such desire to Landlord, setting forth the desired effective date of such assignment or the desired commencement and expiration dates of such subletting, the area to be sublet, the consideration or rent to be payable under such desired assignment or subletting, as the case may be, and other economic terms and conditions of the desired assignment or subletting. In such event, Tenant agrees to use as its exclusive rental agent for such purpose, for a period of ninety (90) days (and thereafter on a non-exclusive basis), the then designated leasing agent of the Building and to notify such leasing agent of its desire to assign this Lease or sublet the Demised Premises.

            Landlord shall have the following options to be exercised within thirty (30) days from receipt of Tenant's Notice:

                  1. If an assignment shall be proposed or if such subletting shall be for all or substantially all of the Demised Premises, Landlord shall have the option to cancel and terminate this Lease as of the date proposed by Tenant for such assignment or subletting.

                  2. If a proposed sublease shall be for less than all or substantially all of the Demised Premises or if it shall be for less than the balance of the Term granted hereunder, Landlord shall have the option to terminate this Lease as to the portion of the Demised Premises proposed to be sublet and for such portion of the Term as is included in such proposed sublease, to take effect as of the effective date thereof. In the event of the exercise of such option under this subparagraph 2, the rent and all other charges payable hereunder shall be equitably apportioned, and Tenant shall be responsible for the cost of constructing any necessary demising walls.

                  3. Landlord shall have the option to require Tenant to execute an assignment or sublease to Landlord, or to any party designated by Landlord, containing the same terms and conditions as with the proposed assignee or subtenant, except that (A) the assignee or sublessee shall have an express unlimited right to assign or sublease to others, and make any alterations required in connection therewith, and (B) the rent or consideration payable under said assignment or sublease to Landlord or Landlord's designee shall be the lower of (i) the rental payable by Tenant to Landlord under this Lease or (ii) the rental payable by the proposed assignee or subtenant pursuant to the proposed assignment or subletting.

            Landlord hereby agrees that the foregoing options 2 and 3 shall not apply to a sublease or subleases which, together with any other subleases then in existence, shall be less than twenty (20%) percent of the Demised Premises. If Landlord shall not exercise any of its foregoing options within the time set forth above, or if the foregoing options shall not apply to the proposed transaction, then, upon Tenant obtaining a specific assignee or sublessee within six (6) months of the date of Tenant's Notice, upon substantially similar terms as set forth in Tenant's Notice or terms which are more favorable to Tenant, Tenant shall submit to Landlord in writing (1) the name of the proposed assignee or subtenant; (2) the terms and conditions of the proposed assignment or subletting; (3) the nature and character of the business of the proposed assignee or subtenant and any other information reasonably requested by Landlord. Provided Tenant shall not be in default hereunder, and the proposed assignment or sublease conforms with the conditions specified in the preceding sentence, Landlord's consent to any such proposed assignment or subletting shall not be "unreasonably" withheld or delayed, as described in paragraph (b) of this
Section 11.01. Landlord agrees that it shall respond to any request for consent to Tenant's proposed assignment or sublease within twenty (20) days after receipt of all information and documents relevant thereto and if Landlord shall fail to so respond within said thirty (30) days, Landlord shall be deemed to have consented to Tenant's proposed assignment, sublease or occupancy, provided that Tenant's request for consent contains a legend in bold typeface to the effect that Landlord's failure to respond within said thirty (30) days shall be deemed Landlord's consent. If Tenant fails to obtain a specific assignee or sublessee within said six (6) month period or fails to consummate any proposed assignment or subletting to which Landlord shall have consented within one hundred eighty (180) days after granting such consent, paragraph (a) shall again apply to said proposed assignment or subletting.

            If Landlord shall not exercise any of the options described in paragraph (a) above and Tenant shall thereupon assign this Lease or sublet all or any portion of the Demised Premises, then and in that event, Tenant shall pay to Landlord, as additional rent, fifty (50%) percent of the excess, if any, of the Fixed Rent plus additional rent paid by the assignee or sublessee to Tenant over the Fixed Rent plus additional rent allocable to that part of the Demised Premises affected by such assignment or sublease pursuant to the provisions of this Lease, such excess, if any, to be reduced by the actual reasonable expenses incurred by Tenant in connection with such assignment or subletting, including, without limitation, brokerage commissions (if applicable) but not in excess of one and one half commissions, the cost of physically separating the sublet area (if applicable) from the rest of the Demised Premises and other related construction expenses actually incurred in connection with preparing the space for occupancy by the sublessee, free rent and reasonable legal expenses. Such additional rent payments shall be made monthly within five (5) days after receipt of the same by Tenant. Fifty (50%) percent of any cash or other consideration payable to Tenant in connection with such assignment or sublease or the sale of Tenant's property in connection therewith (less in the case of the sale thereof the fair market value of such personal property, as reasonably determined by Landlord), shall be similarly paid over to Landlord when and as received by Tenant.

            If Tenant fails to consummate any proposed assignment or subletting to which Landlord shall have consented within sixty (60) days after granting such consent, paragraph (a) shall again apply to said proposed assignment or subletting.

            No option exercised by Landlord pursuant to the provisions of paragraph (a), and no assignment or sublease made to Landlord under the provisions of paragraph (a), shall be binding upon any purchaser of any ground or underlying lease who acquires such ground or underlying lease by reason of the foreclosure of any mortgage to which this Lease is subordinate, nor upon any assignee of any ground or underlying lease who takes such assignment in lieu of such foreclosure, it being understood, however, that such purchaser or assignee may, at its option, elect to enforce such option, assignment or sublease.

            (b) In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease or assignment, including, without limitation, the following:

                  (i) the financial stability and business reputation of the proposed assignee or subtenant;

                  (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the majority of other tenants in the Building;

                  (iii) the proposed assignee or subtenant shall not be a tenant of other space in the Building or a party which has dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent, provided Landlord has comparable space in the Building for such proposed assignee or subtenant;

                  (iv) restrictions contained in leases of other tenants of the Building;

                  (v) the effect that the proposed assignee's or subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and Landlord's investment therein;

                  (vi) not more than two entities (excluding, Tenant and any Related Entities (as hereinafter defined)) shall occupy the Demised Premises at any time.

            Section 11.02. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

            Section 11.03. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent and adjustments of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto.

            Section 11.04. For the purposes of this Lease, any sale, transfer or assignment of the majority stock of a corporate Tenant (other than a sale of shares of a corporate tenant the shares of which are listed on a registered securities exchange or are regularly traded in the "over-the-counter market" provided such sale is effectuated on such exchange or in such market) or any transfer in the control of Tenant by operation of law or otherwise shall be deemed an assignment. Notwithstanding the foregoing, the sale, transfer or assignment of the majority of the stock of Tenant pursuant to a public or private offering or pursuant to any corporate restructuring shall not be deemed an assignment, provided that the same is not done to circumvent the prohibition contained herein.

            Section 11.05. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory or otherwise, shall not operate to vest any right or interest in this Lease or the Demised Premises. It is expressly understood that any such listing is a privilege extended by Landlord that is revocable at will by written notice to Tenant.

            Section 11.06. Tenant shall reimburse Landlord for any costs incurred by Landlord to review the requested consent provided in Article 11, including reasonable attorneys' fees.

            Section 11.07. If Landlord shall recover or come into possession of the Demised Premises before the Expiration Date, Landlord shall have the right to take over any sublease made by Tenant and to succeed to all rights of Tenant thereunder, Tenant hereby assigning (effective as of the date of Landlord's succession of Tenant's estate in the Demised Premises) such subleases as Landlord may elect to take over. Every subletting hereunder shall be subject to the condition that, from and after the termination of this Lease or re-entry by Landlord hereunder or other succession by Landlord to Tenant's estate in the Demised Premises, the subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not be (a) liable for any previous act, omission or negligence of Tenant under such sublease, (b) subject to any counterclaim, defense or offset theretofore accruing to such subtenant against Tenant, (c) bound by any previous modification or amendment of such sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the sublease, or (d) obligated to perform any repairs or other work in the subleased space or the Building beyond Landlord's obligations under this Lease, and each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

            Section 11.08. Notwithstanding anything to the contrary elsewhere contained herein (including Section 11.01(a) hereof and Landlord's rights thereunder to profit sharing), provided that Tenant shall not be in monetary default or material non-monetary default in any of the terms of this Lease beyond notice and the expiration of any applicable grace period, Tenant may, without Landlord's consent but upon not less than ten (10) days' prior written notice to Landlord, sublet to, or allow occupancy by, any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "Related Entity") all or part of the Demised Premises or permit any Related Entity to occupy the same for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting or occupancy shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall such subletting or occupancy relieve, release, impair or discharge any of Tenant's obligations hereunder. Tenant shall deliver to Landlord a copy of any such sublease or occupancy agreement for all or any portion of the Demised Premises. Landlord hereby acknowledges and agrees that the following Related Entities may occupy the Demised Premises but only for so long as such entities shall continue to remain Related Entities of Tenant: (i) Taxi Tops Inc. (d/b/a Medallion Taxi Media), (ii) Edwards Capital Corp., (iii) Transportation Capital Corp., (iv) Medallion Funding Corp., and (iv) Business Lenders LLC.

            Section ll.09.      Notwithstanding anything to the contrary
elsewhere contained herein (including Section 11.01(a), which shall not be applicable to an assignment or transfer pursuant to this Section 11.09), Tenant may, upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a "Successor Corporation" (as such term is hereinafter defined) of Tenant, provided that Tenant shall not be in monetary default or material non-monetary default in any of the terms of this Lease beyond notice and the expiration of any applicable grace period. A "Successor Corporation", as used in this Section, shall mean
(a) a corporation into which or with which Tenant, its corporate successors or permitted assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of a corporation, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation, partnership or other business entity acquiring this Lease and the Term and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquired corporation) of Tenant, its corporate successors or permitted assigns, its corporate successors or permitted assigns, or (c) any corporate successor to a Successor Corporation becoming such by either of the methods described in subdivisions (a) and (b) above, provided that, (x) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation, partnership or other business entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have a net worth, as determined in accordance with generally accepted accounting principles, at least equal to the greater of (i) the net worth, similarly determined, of Tenant, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, or (ii) the net worth, similarly determined, of Tenant as of the date of this Lease and (y) proof of such net worth, as evidenced by a statement from a certified public accounting firm reasonably satisfactory to Landlord shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such merger or consolidation, or acquisition and assumption, as the case may be. Upon the compliance with the foregoing provisions of this Section 11.09, and the delivery to Landlord of the agreement of the Successor Corporation, in form and substance reasonably satisfactory to Landlord, to assume all the terms of this Lease to be performed by Tenant, and to be bound thereby, the corporation, partnership or other business entity so assigning or transferring this Lease shall thereafter be released and discharged from any obligations thereafter arising under this Lease.

                                  ARTICLE 12.

                         NO LIABILITY ON LANDLORD
                         ------------------------

            Section 12.01. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building of which they form a part. If at any time any windows of the Demised Premises are temporarily or permanently closed, darkened or bricked up for any reason whatsoever including but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent within five (5) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.


                                  ARTICLE 13.

                         MOVING OF HEAVY EQUIPMENT
                         -------------------------

            Section 13.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

                                  ARTICLE 14.

                                 CONDEMNATION
                                 ------------

            Section 14.01. In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be abated. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall in the reasonable opinion of Landlord be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent shall be abated to the extent, if any, hereinbefore provided in this Article 14. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was prior to such condemnation or taking.

            In the event of termination in any of the cases hereinabove provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent hereunder shall be apportioned as of such date.

            In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall, at its own cost and expense, be entitled to pursue an independent claim for moving expenses, Tenant's property (which does not become part of the Building or property of Landlord) and injury to Tenant's business, provided, however, that such claim shall not thereby lessen, reduce or otherwise affect Landlord's award.


                                  ARTICLE 15.

          ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING
          ------------------------------------------------------

            Section 15.01. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Demised Premises. In the event the construction deprives the Tenant of the use of a material or substantial area (other than on a temporary basis), Tenant shall be entitled to an abatement of rent for the space so permanently taken. Landlord or its agents or designees shall have the right, but only upon reasonable notice (except in emergencies, in which event no notice shall be required) given to Tenant or any authorized employee of Tenant at the Demised Premises, to enter the Demised Premises at reasonable times during business hours, for the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease and, subject to the foregoing, shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the property of which the Demised Premises are a part. The holder of any mortgage of Landlord's interest in the property, its agents or designees shall also have such right of inspection for itself and for any prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs and alterations above mentioned without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made, by reason of loss or interruption of the business of Tenant because of the prosecution of any such work, provided Landlord diligently proceeds therewith in such manner as to cause the least possible interference with the Tenant's use and enjoyment of the Demised Premises.

            Section 15.02. During the twelve (12) months prior to the expiration of the Term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants. Landlord shall also have the right to enter the Demised Premises for the purpose of inspecting the same or exhibiting the same to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the property of which the Demised Premises forms a part. The holders of any mortgage of Landlord's interest in the property, or such holders' agent or designees, shall also have such right of inspection for itself and for any prospective assignees of any such mortgagees. Landlord agrees, to the extent practicable, to give Tenant reasonable prior notice of any exhibition or inspection pursuant to this Section 15.02 and to perform any such exhibition or inspection at times reasonably convenient to Tenant and in a manner so as to minimize interference with Tenant's business. Landlord further agrees that, except in the event of an emergency, Landlord's exhibition or inspection of the Demised Premises shall be, to the extent practicable, in the company of a representative of Tenant.

            Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Demised Premises or any part thereof: entrances, passageways, elevators, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building provided such changes do not unreasonably interfere with or materially adversely affect Tenant's access to and use of the Demised Premises.


                                  ARTICLE 16.

                                  BANKRUPTCY
                                  ----------

            Section 16.01.      (a)    Anything elsewhere in this Lease to the
contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) Tenant shall (A) have applied for or consented to the appointment of a receiver, trustee, liquidator, or other custodian of Tenant or any of its properties or assets,
(B) shall have taken any other action which could result in it becoming the subject of an insolvency or bankruptcy proceeding, (C)have made a general assignment for the benefit of creditors, (D)have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (E) be adjudicated a bankrupt or insolvent, or (ii) without the acquiescence or consent of Tenant an order, judgment or decree shall have been entered by any court of competent jurisdiction (a) approving as properly filed a petition seeking relief under the United States Bankruptcy Code or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Tenant or appointing a receiver, trustee, liquidator or other custodian of all or a substantial part of its properties or assets, and such order, judgment or decree shall have continued unstayed and in effect for any period of not less than ninety (90) days. Neither Tenant, nor any person claiming through or under Tenant or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant's interest in this Lease.

            (b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be re-let by Landlord for the unexpired Term of this Lease, or any part thereof, before the presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie evidence as to the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.


                                  ARTICLE 17.

              DEFAULTS AND REMEDIES AND WAIVER OF REDEMPTION
              ----------------------------------------------

            Section 17.01.      (1)    If (A) Tenant defaults in fulfilling any
of the covenants of this Lease, (i) with respect to the covenant for the payment of rent or additional rent if such default shall continue for five (5) days, and (ii) with respect to any other covenants, if such default shall continue for twenty (20) days, in either event, after Landlord shall have given to Tenant a written notice specifying such default, or (B) the Demised Premises become vacant or deserted, or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees or (C) in the case of the happening of a default or omission (other than in the payment of Fixed Rent, additional rent or other charges hereunder and other than the failure to cause a lien against the Demised Premises, the Building or the Land to be discharged of record) which cannot with due diligence be completely cured or remedied within such twenty (20) day period, and if Tenant shall not have diligently commenced curing such default within such twenty (20) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then, in any such case Landlord may give to Tenant a notice of intention to terminate this Lease upon the expiration of three (3) days from the service of such notice of intention, and upon the expiration of said three (3) days, this Lease and the Term hereof shall terminate, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            (2) If (A) the notice provided for in (1) hereof shall have been given, and the Term shall expire as aforesaid; or (B) if Tenant shall make a default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein provided within the time period provided for in (1) above; or (C) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or (D) if Tenant shall fail to move into or take possession of the Demised Premises within ninety (90) days after commencement of the Term of this Lease, of which fact Landlord shall be the sole judge; then and in any of such events Landlord may without notice, re-enter the Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representatives of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice, but Tenant shall remain liable as hereinafter provided.

            Section 17.02. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i)the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent; and/or (iii) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, at the election of Landlord, either:

                  (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (1) the aggregate of the installments of Fixed Rent and the additional rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted pursuant to Articles 1 and 2 hereof, over (2) the aggregate rental value of the Demised Premises for the same period, said lump sum to be discounted to the Expiration Date of this Lease at the then prevailing prime rate of interest; or

                  (b) sums equal to the aggregate of the installments of Fixed Rent and additional rent (if any) which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full term hereby granted; provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord for such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, including, without limitation, reasonable attorneys' fees and costs of removal and storage of Tenant's property, as well as the expenses of re-letting, including repairing, restoring, altering, decorating and preparing the Demised Premises for new tenants, brokers' commissions, advertising costs, attorneys' fees, and all other similar or dissimilar expenses chargeable against the Demised Premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this paragraph (b) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

For the purpose of paragraph (a) of this Section 17.02, the amount of additional rent which would have been payable by Tenant under Article 3 hereof for each year, as therein provided, ending after such termination of this Lease or such re-entry, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the calendar year and Tax Year ending immediately preceding such termination of this Lease or such re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated under the provisions of Articles 16 or 17 hereof, or under any provision of law, or had Landlord not re-entered the Demised Premises.

            Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from any liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.


                                  ARTICLE 18.

             LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS
             ------------------------------------------------

            Section 18.01. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease and such default shall continue beyond any applicable notice and cure period (provided, however, in the case of an emergency neither notice nor the expiration of any cure periods shall be necessary), Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred with interest computed at the Interest Rate and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant on demand.

                                  ARTICLE 19.

                        COVENANT OF QUIET ENJOYMENT
                        ---------------------------

            Section 19.01. Landlord covenants that upon Tenant paying the rent and additional rents and observing and performing all the terms, covenants and provisions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease.


                                  ARTICLE 20.

                                  EXCAVATION
                                  ----------

            Section 20.01. In the event that an excavation should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning.


                                  ARTICLE 21.

                          SERVICES AND EQUIPMENT
                          ----------------------

            Section 21.01. So long as this Lease shall remain in full force and effect, Landlord shall, at its cost and expense:

                  (a) Provide necessary elevator facilities on Business Days from 8:00 A.M. to 6:00 P.M. and shall have sufficient elevators available at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Subject to Landlord's security regulations, Tenant shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week. Landlord hereby agrees that there shall be no charge to Tenant for Tenant's use of the freight elevator during Tenant's initial move into the Demised Premises.

                  (b) Maintain and keep in good order and repair the air-conditioning, heating and ventilating system installed by Landlord. The aforesaid systems will be operated by Landlord when seasonably required on Business Days, and shall be effective from 8:00 A.M. to 6:00 P.M. The air-conditioning, heating and ventilating system has been designed to maintain conditions pursuant to the New York State Energy Conservation Construction Code, effective January 1, 1979 and has been designed to maintain interior conditions of (i) 80 degrees F dry bulb and 50% max relative humidity when outside conditions are 95 degrees dry bulb and 75 degrees wet bulb, and (ii) 70 degrees F when outside conditions are 0 degrees F and will further provide fresh air in a quantity not less than 0.30 cu. ft. per minute per square foot of floor area. The above conditions are based upon the occupancy not exceeding one (1) person for each 100 square feet and a maximum connected electrical four (4) watts per square foot of usable area, of which a maximum of two (2) watts per square foot of usable area may be used for lighting. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to this paragraph. Landlord has informed Tenant that the windows of the Demised Premises and the Building may be sealed, and that the Demised Premises may become uninhabitable and the air therein may become unbreathable during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat, ventilation or air-conditioning. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required to furnish heat, ventilation or air-conditioning to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Demised Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Demised Premises. Tenant shall in any event cause all of the windows in the Demised Premises to be kept closed and shall cause and keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. In the event that Tenant shall require air-conditioning, heating or ventilation at such times as same are not furnished by Landlord, Tenant shall give Landlord at least twenty-four (24) hours advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay Landlord's charges therefor as additional rent.

                  (c) Provide cleaning and janitorial services on Business Days as described in Schedule E annexed hereto.

                  (d) Furnish hot and cold water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

                  (e) Provide Tenant with seventeen (17) directory listings on the Building lobby directory, free of charge to Tenant. Landlord may make a reasonable charge for any changes to the directory listings.

            Section 21.02. A. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this
Article 21 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.

                                B.  Notwithstanding the foregoing, in the event
that as a result of such interruption, curtailment or suspension of services not necessitated by Tenant's acts and not occurring as a result of a requirement of law, Tenant shall be unable to conduct and shall actually discontinue conducting its normal business operations in the Demised Premises for a period of five (5) consecutive days or longer and shall notify Landlord of such discontinuance at the inception of such period (the "Inception Notice"), then Tenant shall be entitled to an abatement of the Fixed Rent and additional rent payable with respect to the Demised Premises for the period beginning on the day the Demised Premises were so rendered unusable for the conduct of Tenant's normal business operations (and such Inception Notice was given) and ending on the earlier of the date on which (a) Tenant resumes occupancy of the Demised Premises for the conduct of its business or (b) the Demised Premises are rendered usable for the conduct of Tenant's business operations (regardless of any delay by Tenant in thereafter resuming such business operations).

            Section 21.03. Tenant shall reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy or by any use of the Demised Premises after customary business hours.

            Section 21.04. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and licensees in the Building. Landlord may fix, in its sole and absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished . Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord.

            Section 21.05. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to sell, deliver or furnish any food or beverages, either personally or through the use of vending machines, for consumption within the Demised Premises or elsewhere in the Building. Landlord expressly reserves the right to act as or to designate at any time, or from time to time, an exclusive supplier or suppliers of such food and beverages; and Landlord further expressly reserves the right to exclude from the Building any person, firm or corporation attempting to deliver or purvey any such food or beverages but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the Demised Premises by employees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, the regulations under which, foods and beverages may be brought into the Building by regular employees of Tenant. Notwithstanding the foregoing, it is understood that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the Demised Premises by employees of Tenant, but not for resale to or for consumption by any other tenant. It is further understood that Tenant may order food and beverages for delivery to Tenant in the Demised Premises for consumption by Tenant's employees and invitees from contractors, restaurants and caterers selected by Tenant, without obtaining Landlord's prior consent, provided, however, that if Landlord determines that the delivery by any such contractor, restaurant or caterer poses a security risk to the Building personnel or to other tenants in the Building or otherwise causes a nuisance or disruption in the Building, Landlord may exclude same from the Building.

            Section 21.06. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the Demised Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent, which shall not be unreasonably withheld.

            Section 21.07. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

            Section 21.08. (a) Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated on a monthly basis to the satisfaction of Landlord and shall for such purposes employ exterminators designated by Landlord.

            (b) If Tenant shall have facilities on the Demised Premises for cooking, drinking, eating, washing and/or storage of food, or similar items, Tenant shall, on a weekly basis, cause the portion of the Demised Premises on which such facilities are located to be exterminated to the satisfaction of Landlord by exterminators designated by Landlord. The foregoing shall not, however, constitute any approval or consent to the use of the Demised Premises for such purposes.

            If Tenant fails to comply with the provisions of this Section 21.08, Landlord, in addition to any other remedies available to it under this Lease or pursuant to law, may, after five (5) days prior written notice, perform such service, and the cost therefor shall be paid by Tenant on demand as additional rent hereunder.

                                  ARTICLE 22.

                            DEFINITION OF LANDLORD
                            ----------------------

            Section 22.01. The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Land and the Building or the Building or the tenant under a ground or underlying lease affecting the Land and the Building or the Building, or both, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Land and the Building or the Building, or of such ground or underlying lease, such owner, tenant under a ground lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord thereafter accruing hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under a ground or underlying lease, or mortgagee in possession for the time being of the Land and the Building, until sold, assigned or transferred.


                                  ARTICLE 23.

                        INVALIDITY OF ANY PROVISION
                        ---------------------------

            Section 23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                  ARTICLE 24.

                                    BROKER
                                    ------

            Section 24.01. The parties hereto agree that SageGroupAssociates Inc. ("Sage") and Newmark Real Estate Co., Inc. ("Newmark") were the only brokers who negotiated and brought about this transaction. Landlord agrees to pay Sage a commission therefor as per separate agreement.
On or before the date of this Lease, Landlord agrees to provide Tenant with a letter from Newmark stating that Newmark shall not look to Landlord or Tenant for a commission in connection with this transaction. On or before the date of this Lease, Landlord agrees to provide Tenant with a letter from The Galbreath Company L.P. ("Galbreath") stating that Galbreath shall not look to Landlord or Tenant for a commission in connection with this transaction. Tenant represents and warrants that it has not dealt with any broker other than Sage and Newmark and Tenant agrees to indemnify and save Landlord harmless from any claims made by any other brokers claiming to have dealt with Tenant. Landlord represents that it has not dealt with any broker other than Sage and Newmark, and Landlord agrees to indemnify and save Tenant harmless from any claims made by Sage and any other brokers claiming to have dealt with Landlord.


                                 ARTICLE 25.

                                 SUBORDINATION
                                 -------------

            Section 25.01. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Building of which the Demised Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative, and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant.

            Section 25.02. At the option of Landlord or any successor landlord or the holder of any mortgage affecting the Demised Premises, Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting said premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein or any successor landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of any such landlord, successor landlord, or the holder of such mortgage, Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord's interest in the Demised Premises, or to such holder of such mortgage or to the purchaser of the mortgaged premises in foreclosure.

            Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to
                        (a)     the holder of any first mortgage,

                        (b) the landlord under any ground or underlying lease to which this Lease is subject and subordinate, whose names and addresses shall previously have been furnished to Tenant, by delivering such notice of such act or omission addressed to such holders at the last address so furnished, and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice during which such parties, or any of the parties, with reasonable diligence, following the giving of such notice, has not commenced and continued to remedy such act or omission or to cause the same to be remedied.

            Section 25.04. If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not, in Tenant's reasonable opinion, increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.


            Section 25.05. Landlord agrees to use commercially reasonable efforts to obtain from its current mortgagee for the benefit of Tenant a Subordination, Non-disturbance and Attornment Agreement ("SNDA") in such mortgagee's standard form, provided that Landlord shall have no liability whatsoever, and the obligations of the parties hereto shall not be affected in any manner whatsoever, if such mortgagee shall fail to deliver such agreement. Landlord agrees to use commercially reasonable efforts to obtain from any future mortgagee a SNDA in such future mortgagee's standard form, provided that Landlord shall have no liability whatsoever, and the obligations of the parties hereto shall not be affected in any manner whatsoever, if such future mortgagee shall fail to deliver such agreement. Landlord agrees to deliver to Tenant, within thirty (30) days after the date hereof, a SNDA from the landlord under the ground lease to which this Lease is subordinate.


                                  ARTICLE 26.

                           ESTOPPEL CERTIFICATE
                           --------------------

            Section 26.01. Tenant agrees, at any time, and from time to time, upon not less than ten (10) days prior notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing addressed to Landlord certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rental and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and any claim or offset in favor of Tenant, and, if any, specifying each such default, claim or offset in favor of Tenant, and, if any, specifying each such default, claim or offset of which signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any purchaser or prospective purchaser of the Building and/or the Land and by any mortgagee or prospective mortgagee of any mortgage affecting the Building and/or the Land, and by any landlord under a ground or underlying lease affecting the Land or the Building.

            Section 26.02. Landlord agrees, at any time, and from time to time, upon not less than ten (10) days prior notice from Tenant, to execute, acknowledge and deliver to Tenant a statement in writing addressed to Tenant certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rent and other charges have been paid, and stating whether or not, to the best knowledge of the signer of such certificate for and on behalf of Landlord, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease and, if any, specifying each such default of which such signer may have knowledge.


                                  ARTICLE 27.

                  LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL
                  ---------------------------------------

            Section 27.01.      Landlord and Tenant hereby waive, to
the extent such waiver is not prohibited by law, the right to a jury trial in any action, summary proceeding or legal proceeding between or among the parties hereto or their successors arising out of this Lease or Tenant's occupancy of the Demised Premises or Tenant's right to occupy the Demised Premises.

            Section 27.02. Tenant hereby waives the right to interpose a counterclaim (other than a mandatory counterclaim) in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid rent or additional rent under this Lease.

            Section 27.03. Tenant hereby agrees that the existence of any legal proceeding arising under this Lease,or any judgment resulting therefrom, shall remain confidential and to that end shall not discuss with, or make public disclosure of, the same to the press, other tenants of the Building, or otherwise. The parties hereto understand and agree that the papers filed in the course of any such legal proceeding may be available to the public but this
Section 27.03 is understood by Tenant as a prohibition against any public discussion or disclosure of the same, including any response to any query from the press, other tenants of the Building or otherwise.

            Section 27.04. A. In the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Tenant be entitled to any money damages for a breach of such covenant, and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set-off, defense or counterclaim, and Tenant hereby specifically waives the right to any money damages or other remedies.

                                B.  In the event that Tenant shall request
Landlord's consent under the terms of this Lease and Tenant believes that Landlord has unreasonably withheld or delayed the same, such dispute, but no other matter whatsoever (except for any other matter under this Lease for which arbitration is provided as the method of dispute resolution, in which event such matter shall be resolved in a separate arbitration proceeding), shall be resolved by arbitration in Manhattan by an arbitrator selected from the panel of retired judges maintained by Comprehensive Alternative Dispute Resolution Enterprises, Inc. ("CADRE"). If CADRE shall no longer exist or shall be unwilling or unable to act or if Tenant shall object to CADRE, such dispute shall be resolved by another reputable commercial arbitration company which has expedited arbitration procedures which meet the time frame set forth herein, as Landlord shall select (the "Company"), provided, however, that

Tenant may dispute Landlord's choice of the Company, in which event the parties shall mutually agree upon the Company, and if the parties shall be unable to agree upon the Company, the Company shall be appointed by any judge of a court of competent jurisdiction in the City of New York. Upon selection of the Company the parties agree that the balance of this Section 27.04B shall continue to apply with the substitution of the Company in lieu of CADRE. If Tenant so desires to submit such dispute to CADRE, Tenant shall notify Landlord of such desire, and within ten (10) Business Days thereafter, Tenant shall make such submission and deliver all applicable applications and documents to CADRE with a copy of the entire submission being delivered simultaneously to Landlord. The arbitration shall be conducted pursuant to the then existing rules, regulations, practices and procedures of CADRE and provided such rules so permit, within five (5) Business Days after Tenant's submission or application, the arbitration shall commence two (2) Business Days thereafter and shall be conducted for at least seven (7) hours on each Business Day thereafter until completion, each party having no more than a total of fifteen
(15) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party. If such rules do not permit such expedited procedure, then such rules of CADRE shall govern, it being the intent of the parties to conduct the arbitration in the most expeditious manner permitted by the rules. The arbitrator shall make a determination within five (5) Business Days after conclusion of the arbitration; such determination to be strictly limited to whether or not Landlord's failure to consent to any proposed assignment of this Lease or proposed sublease or occupancy of all or any portion of the Demised Premises or proposed Tenant Improvement, was reasonable. No monetary award shall be awarded as a result of any proceeding pursuant to this Section, Landlord's sole responsibility in the event of a negative determination being the requirement of granting its consent to Tenant's proposed request, except that the prevailing party shall have the right to be reimbursed for its reasonable fees and expenses within twenty (20) days after submission of a bill therefor to the losing party.


                                  ARTICLE 28.

                           SURRENDER OF PREMISES
                           ---------------------

            Section 28.01. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant's reasonable control excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

            Section 28.02. If at any time during the last month of the Term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises, Landlord may, and Tenant irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Demised Premises, without diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect on this Lease.

            Section 28.03. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises upon expiration or sooner termination of the term of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant, therefore, agrees that if possession of the Demised Premises is not surrendered to Landlord within two
(2) days after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or sooner termination of the Term of this Lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this Lease during the six (6) month period preceding such expiration or termination of the Term of this Lease. The aforesaid obligations shall survive the expiration of sooner termination of the Term of this Lease.


                                  ARTICLE 29.

                           RULES AND REGULATIONS
                           ---------------------

            Section 29.01. Tenant, its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the rules and regulations set forth in Schedule C attached hereto and made a part hereof. Landlord shall have the right from time to time during the Term of this Lease to make reasonable changes in and additions to the rules thus set forth. Landlord agrees not to enforce the rules and regulations against Tenant in a discriminatory manner unless compliance is necessitated due to the manner in which Tenant uses and occupies the Demised Premises, or any act or omission by Tenant. In the event of a conflict between the terms and conditions of this Lease and the rules and regulations, the terms and conditions of the Lease shall prevail.

            Section 29.02.      Any failure by Landlord to enforce any
rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such rules and regulations.

                                 ARTICLE 30.

                                    NOTICES
                                    -------

            Section 30.01. Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, request or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, when Landlord
(1) shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, addressed to Tenant at the Demised Premises, and (2) until Tenant has moved its offices to the Demised Premises, shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper in such a post office addressed to Tenant at its address as stated on the first page of this Lease. A copy of all notices to Tenant shall also be sent to Scott Mollen, Esq., c/o Graubard Mollen & Miller, 600 Third Avenue, New York, New York
10016. Such notice, request or demand shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, when Tenant shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper in such a post office addressed to Landlord at 777 Third Avenue, New York, New York 10017. Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.


                                  ARTICLE 31.

                        NO WAIVER; ENTIRE AGREEMENT
                        ---------------------------

            Section 31.01. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and

Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

            Section 31.02. This Lease with the Schedules annexed hereto, if any, contains the entire agreement between Landlord and Tenant, and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against which enforcement of the change, modification, waiver, release, discharge, termination or the effecting of the abandonment is sought.


                                  ARTICLE 32.

                                 CAPTIONS
                                 --------

            Section 32.01. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

                                  ARTICLE 33.

                           INABILITY TO PERFORM
                           --------------------

            Section 33.01. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever including but not limited to, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.


                                  ARTICLE 34.
                       NO REPRESENTATION BY LANDLORD
                       -----------------------------

            Section 34.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts said premises and that the Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken.

                                  ARTICLE 35.

                               NAME OF BUILDING
                               ----------------

            Section 35.01. The Building may be known as or by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent.


                                  ARTICLE 36.

                            SUCCESSORS AND ASSIGNS
                            ----------------------

            Section 36.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.


                                  ARTICLE 37.

                             DEFERRED COLLECTIONS
                             --------------------

            Section 37.01. If all or any part of the Fixed Rent or additional rents, as above defined, shall at any time become uncollectible, reduced or required to be refunded by virtue of any rules, regulations, orders, laws and ordinances (including, without limitation, rent control or stabilization laws), or governmental or quasi-governmental authorities having jurisdiction ("Laws and Ordinances"), then for the period prescribed by said Laws and Ordinances, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws and Ordinances. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall pay to Landlord as additional rent, within fifteen (15) days after demand, all such uncollected, reduced or refunded amounts that would have been payable for the period absent such Laws and Ordinances; provided, however, that the retroactive collection thereof shall then be lawful.

                                  ARTICLE 38.

                     ERISA - "PROHIBITED TRANSACTIONS"
                     ---------------------------------

            Section 38.01. Tenant hereby represents and warrants to Landlord that (1) Tenant is not an affiliate of JMB Institutional Realty Corporation; (2) Tenant (or any affiliate of Tenant) does not have, and during the one year period preceding the date that this Lease was entered into has not exercised, the authority to appoint or terminate JMB Institutional Realty Corporation as the Investment Manager of JMB Group Trust I, or to select or retain JMB Group Trust I as an investment vehicle for any trust participating therein.

            Section 38.02. Tenant acknowledges that it has been informed that JMB Group Trust I is the owner of an interest in Landlord; that JMB Group Trust I is a group trust in which certain tax qualified employee benefit plans have made investments; and that under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code ("IRC") the leasing of space in the Building to an entity related to an employee benefit plan that is an investor in JMB Group Trust I may, unless the representations made by Tenant are satisfied, constitute a "prohibited transaction" as defined in Section 406 of ERISA and Section 4975 of the IRC, resulting in, among other sanctions, an excise tax on Tenant. Tenant covenants and agrees to advise Landlord immediately in writing, of the occurrence of an event or circumstance of which Tenant becomes aware resulting in such "prohibited transaction" and agrees that if this Lease now or at any time in the future constitutes or results in any such "prohibited transaction", then, without limitation on its rights or remedies, Landlord will have the right to terminate this Lease at any time on not less than thirty (30) days written notice.


                                  ARTICLE 39.

                          FEES/INTEREST/LATE CHARGES
                          --------------------------

            Section 39.01. Whenever any default by Tenant, beyond any applicable notice and cure period, causes Landlord to incur attorneys' fees and/or other costs or expenses, Tenant agrees that it shall pay and/or reimburse Landlord for such fees, costs or expenses promptly upon being billed therefor.

            Section 39.02. If any monies owing by Tenant under this Lease are paid more than ten (10) days after the date such monies are payable pursuant to the provisions of this Lease, Tenant shall pay Landlord interest thereon, at the Interest Rate, for the period from the date such monies were originally payable to the date such monies are paid. In the event that three times in any twelve (12) month period Tenant shall have defaulted beyond any applicable notice and cure period in the payment of Fixed Rent or additional rent, or any part of either, then any further default by Tenant within such twelve (12) month period shall permit Landlord to collect from Tenant, upon demand, in addition to any interest payable pursuant to this Article 38, or elsewhere in this Lease, a late charge equal to ten percent (10%) of the amount of Fixed Rent and additional rent so due as compensation to Landlord for the costs incurred by it as a result of such defaults, Landlord and Tenant acknowledging that the actual amount of such costs would be impossible to ascertain.


                                  ARTICLE 40.

                               ABATEMENT OF RENT
                               -----------------

            Section 40.01.      Anything herein to the contrary
notwithstanding, provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace periods, the Fixed Rent shall abate at the rate of $50,291.67 per month (pro-rated for any partial month) for a period of two (2) months and five (5) days from and after the Commencement Date.


                                  ARTICLE 41.

                           TENANT'S EXPANSION OPTION
                           -------------------------

            Section 41.01. In the event that Tenant has notified Landlord in writing that it desires to lease additional space on the 37th or 39th floors of the Building (any such space is hereinafter referred to as the "Expansion Space") and provided same becomes available for direct leasing (i.e., a
                                                                ----
lease of such space expires or is terminated and such space is not leased again by the same tenant or occupant, or the successors or assigns of such tenant or occupant, by renewal or a new lease or modification of a previous lease, and such space is not subject to any other lease or an option contained in another lease, or the space is not subject to a lease as of the date hereof, and the space is not one with respect to which Landlord has commenced negotiations with any other proposed tenant), then, Landlord shall send Tenant a notice setting forth the date on which Landlord has obtained, or anticipates obtaining, vacant possession of the Expansion Space. Upon Landlord giving such a notice, provided this Lease shall be in full force and effect and provided that Tenant shall not be in monetary default or material non-monetary default hereunder beyond any applicable notice and grace period either as of the date of Tenant's exercise of the expansion option herein described or as of the day which would otherwise be the first day of Tenant's leasing of the Expansion Space (which conditions regarding default may be waived by Landlord in its sole discretion), and further provided that there shall be not less than five (5) years remaining in the Term as of the Expansion Space Commencement Date (as hereinafter defined)(unless Tenant shall simultaneously exercise its extension option contained in Article 42 hereof), then Tenant shall have the option, exercisable by notice to Landlord given within five (5) days after Landlord's notice to Tenant, time being of the essence with respect to Tenant's notice, to lease the Expansion Space from Landlord upon the terms and conditions hereinafter set forth. In the event Tenant fails to exercise its option to accept the Expansion Space within five (5) days from the date of the applicable notice from Landlord, Landlord shall have the right to lease the Expansion Space to any other proposed tenant for any term whatsoever and Tenant shall be deemed to have waived its rights to the particular Expansion Space.

            Section 41.02. If Tenant exercises its option to lease the Expansion Space in a timely manner, then on the date (the "Expansion Space Commencement Date") Landlord delivers possession of the Expansion Space to Tenant, the Expansion Space shall be added to the Demised Premises. Tenant acknowledges that it will take the Expansion Space "as-is", and Landlord shall not be obligated to perform any work, furnish any materials, or give Tenant any rent credit or work allowance or any sum of money with respect thereto, and the Expansion Space shall become part of the Demised Premises upon and subject to all of the terms and conditions of this Lease, except that the Fixed Rent payable by Tenant for the Expansion Space shall be equal to the greater of (i) the Fixed Rent then in effect from time to time for the Demised Premises (on a per square foot basis) including all escalations and additional rent payable as herein provided or (ii) the fair market rental value of the Expansion Space (the "Expansion FMRV"). The Expansion FMRV shall be determined in accordance with the following procedure:

                  (i) Immediately after the exercise by Tenant of its option contained herein, Landlord and Tenant shall use their best efforts to agree upon the Expansion FMRV. In the event Landlord and Tenant cannot reach agreement within fifteen (15) Business Days after the date of Tenant's notice of exercise of its option contained herein, Landlord and Tenant shall each select a reputable, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker") who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the Expansion FMRV, taking into consideration all relevant factors (except as expressly excluded below), including, as a primary factor, the rental which Landlord is then commanding or requiring for leases of comparable space in the Building (or, if there is then no comparable space in the Building, taking into consideration the quality of non-comparable space in the Building relative to the Expansion Space) and including as a further factor the value of free rent concessions then being granted for leases with a term equal to the balance of the Term as of the Expansion Space Commencement Date and the fact that the base years for Real Estate Tax Adjustment and Operating Expense Adjustment under Article 3 of the Lease shall be the same for the Expansion Space as they are for the existing space, but specifically excluding as a factor the value of tenant improvement work or contributions. If Landlord's Broker and Tenant's Broker cannot reach agreement within forty-five
            (45) days after the date of Tenant's notice of exercise of its option contained herein, then within ten (10) days thereafter, they shall designate a third reputable, licensed real estate broker having an office in New York County (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the Expansion FMRV, taking into consideration the factors described above (respectively, "Landlord's Broker's Letter" and "Tenant's Broker's Letter").

                  (ii) In the event the Expansion FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by less than $2.50 per square foot for any year during the remainder of the Term, then the Expansion FMRV shall not be determined by the Independent Broker, and the Expansion FMRV shall be the average of the Expansion FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter. In the event the Expansion FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by more than $2.49 per square foot per annum for any year during the remainder of the Term, the Independent Broker shall conduct such investigations and hearings as he may deem appropriate and shall, within sixty (60) days after the date of his designation, choose either the rental set forth in Landlord's Broker's Letter or Tenant's Broker's Letter to be the Expansion FMRV during the Term and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

            Section 41.03. In the event the Fixed Rent for the Expansion Space shall not have been determined prior to the Expansion Space Commencement Date, then the Fixed Rent for the Expansion Space to be paid by Tenant to Landlord until such determination has been made shall be the Fixed Rent for the Demised Premises (on a per square foot basis) immediately preceding the Expansion Space Commencement Date, including all escalations or additional rent payable pursuant to Article 3 hereof or as otherwise provided herein. After such determination of the Fixed Rent for the Expansion Space has been made, any excess rental for the Expansion Space theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly installments of Fixed Rent payable by Tenant to Landlord and any deficiency in Fixed Rent due from Tenant to Landlord attributable to the Expansion Space shall be immediately paid.

            Section 41.04. Promptly after Tenant exercises its option to lease the Expansion Space and the Fixed Rent for the Expansion Space shall have been determined, Landlord and Tenant shall execute and deliver an agreement (i) incorporating the Expansion Space into the definition of the Demised Premises,
(ii) setting forth the Fixed Rent for the Expansion Space, (iii) amending
Section 3.04 to reflect the increase in the Percentage attributable to the Expansion Space and the increase in the Wage

Rate Factor attributable to the Expansion Space. In addition, if the Expansion Space shall be less than a full floor, the electricity for such Expansion Space may, at Landlord's option, be provided on a so called "rent inclusion" basis, in which event, with respect to the Expansion Space, Article 4 hereof shall not be applicable, and instead, Article 4 appearing in Schedule F annexed hereto and made a part hereof shall be applicable to the Expansion Space, and the Fixed Rent for the Expansion Space, shall be increased by a sum equal to $2.90 (as adjusted in accordance with Section 4.01 of said Schedule F) multiplied by the rentable square foot area of the Expansion Space. The failure of the parties to enter into such an agreement shall not affect their respective rights and obligations hereunder.

            Section 41.05. Under no circumstances shall Landlord have any liability for the failure of any occupant of all or a portion of the Expansion Space to vacate same at the end of the term of such occupant's lease. Landlord agrees to take such actions as are reasonable, in its sole judgment, to obtain vacant possession of any such space at the end of such term provided Landlord's failure to deliver such possession to Tenant shall in no event affect the enforceability of this Lease.


                                  ARTICLE 42.

                         TENANT'S EXTENSION OPTION
                         -------------------------

            Section 42.01. Provided this Lease shall then be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice or grace period either as of the date of Tenant's exercise of the extension option described herein or as of the day which would otherwise be the first day of the Extension Term, as defined herein (which conditions regarding default may be waived by Landlord in its sole discretion), Tenant shall have the right, at its option, to extend the Term for a single five (5) year period (the "Extension Term"). The Extension Term shall commence on the day immediately following the original Expiration Date and shall expire on the day prior to the fifth (5th) anniversary of such date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Tenant shall give Landlord written notice of Tenant's intention to exercise such option on or before the date which is nine
(9) months prior to the original Expiration Date, the time of exercise being of the essence, and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including items of additional rent and escalation which shall remain payable on the terms herein set forth, except that the Fixed Rent shall be as determined in accordance with Section
42.02 of this Article and Tenant shall have no further right to extend the Term pursuant to this Article.

            Section 42.02. The Fixed Rent payable by Tenant for the Demised Premises during the Extension Term shall be the greater of (i) the Fixed Rent then in effect, including all escalations and additional rent payable as herein provided, or (ii) the fair market rental value of the Demised Premises taking into consideration all relevant factors (except as expressly provided below), including, as a primary factor, the rental which Landlord is then commanding or requiring for comparable space in the Building (or, if there is then no comparable space in the Building, taking into consideration the quality of non-comparable space in the Building relative to the Demised Premises) and including as a further factor the value of free rent concessions then being granted for leases with a term equal to the Extension Term and the fact that the base years for Real Estate Tax Adjustment and Operating Expense Adjustment under Article 3 of the Lease shall be the same during the Extension Term as they are for the Term, but specifically excluding as a factor the value of tenant improvement work or contributions (fair market rental value taking into account the foregoing is hereinafter referred to as the "FMRV"). The FMRV shall be determined in accordance with the following procedure:

                  (i) Immediately after the exercise by Tenant of its option under Section 42.01 above, Landlord and Tenant shall use their best efforts to agree upon the FMRV. In the event Landlord and Tenant cannot reach agreement within fifteen (15) Business Days after the date of Tenant's notice of exercise of its option, Landlord and Tenant shall each select a reputable qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker") who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the FMRV. If Landlord's Broker and Tenant's Broker cannot reach agreement within sixty (60) days after the date of Tenant's notice of exercise of its option, then within ten (10) days thereafter, they shall designate a third reputable, licensed real estate broker having an office in New York County (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the FMRV (respectively, Landlord's Broker's Letter" and "Tenant's Broker's Letter").

                  (ii) In the event the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by less than $2.50 per square foot for each year during the Extension Term, then the FMRV shall not be determined by the Independent Broker, and the FMRV shall be the average of the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter. In the event the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by more than $2.49 per square foot per annum for any year during the Extension Term, the Independent Broker shall conduct such investigations and hearings as he may deem appropriate and shall, within sixty (60) days after the date of his designation, choose either the rental set forth in Landlord's Broker's Letter or Tenant's Broker's Letter to be the FMRV during the Extension Term and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

            Section 42.03. In the event the Extension Term shall commence prior to determination of the Fixed Rent during the Extension Term as herein provided, then the Fixed Rent to be paid by Tenant to Landlord until such determination has been made shall be the Fixed Rent for the twelve (12) month period immediately preceding the commencement of the Extension Term, including all escalations or additional rent payable pursuant to Article 3 hereof or as otherwise provided herein. After such determination has been made for the Fixed Rent during the Extension Term, any excess rental for the Extension Term theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly Fixed Rent payable by Tenant to Landlord and any deficiency in Fixed Rent due from Tenant to Landlord during the Extension Term shall be immediately paid.

            Section 42.04. Promptly after the Fixed Rent has been determined, Landlord and Tenant shall execute and deliver an agreement setting forth the Fixed Rent for the Extension Term, as finally determined, provided the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

            IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                SAGE REALTY CORPORATION, AS AGENT
                                FOR MADISON AVENUE LEASEHOLD LLC


                                By:
                                   -----------------------------------
                                   Landlord



                                MEDALLION FINANCIAL CORP.



                                By:
                                   ------------------------------------
                                   Tenant

STATE OF NEW YORK    )
                     )   SS.:
COUNTY OF NEW YORK   )


            On the     day of              , 1997, before me personally
                              -------------
came                , to me known, who being by me duly sworn, did depose
     ---------------
and say that he resides at                  ; that he is the
                          ------------------                 ---------------
 SAGE REALTY CORPORATION, the corporation described in and which executed the foregoing instrument; that (s)he signed (her)his name thereto by authority of the Board of Directors of such corporation.


                                ------------------------------
                                Notary Public


STATE OF NEW YORK    )
                     )   SS.:
COUNTY OF NEW YORK   )


            On the      day of              , 1997, before me
                               -------------
personally came                , to me known, who being by me duly sworn,
                ---------------
did depose and say that he resides at                                      ;
                                     ----------------  --------------------
that he is the                          of MEDALLION FINANCIAL CORP.,
               ------------------------
the corporation described in and which executed the foregoing instrument; that
(s)he signed (her)his name thereto by authority of the Board of Directors of such corporation.



                                ------------------------------
                                Notary Public

                                 SCHEDULE "A"


                                FLOOR PLAN
                                ----------





                             INTENTIONALLY OMITTED

                                 SCHEDULE "B"


                           INTENTIONALLY OMITTED
                           ---------------------

                                  SCHEDULE "C"


                            RULES AND REGULATIONS
                            ---------------------


      1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No bicycles, dogs or other animals may be brought into the Building by Tenant, or its employees, licensees or invitees. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Tenant shall not use or permit its employees to use the elevators before 10:00 A.M. in a "Down" direction for purposes of taking a coffee break or similar activities. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

      2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

      3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

      4. No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord.

      5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied, or permitted by Landlord shall be used in a tenant's premises.

      6. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail, any hand trucks, except those equipped with rubber tires and side guards.

      7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times, and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

      8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in Tenant's premises except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises and nothing shall be brought into or kept in any tenant's premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

      9. Tenant shall not permit any cooking or food odors emanating from the Demised Premises to seep into other portions of the Building.

      10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

      11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises, and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to Landlord.

      13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. Not boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Not tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

      14. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

      15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise or any king, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public on the premises demised to such tenant, or for manufacturing or for other similar purposes.

      16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside for the regular duties, unless under special instructions from the office of the Landlord.

      17. Each tenant shall, at its expense, provide artificial light in the premised demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

      18. Employees of Tenant shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

      19. Any cuspidors or similar containers or receptacles used in the Demised Premises shall be cared for and cleaned by and at the expense of Tenant.

      20. Any and all wet and/or food garbage, including coffee grinds, is to be deposited in a plastic liner bag in a waste basket or other receptacle.

      21. Tenant shall separate all refuse and rubbish of Tenant in accordance with the methods and procedures set forth, from time to time, by Landlord.

                                  SCHEDULE "D"


                        SCHEDULE OF BUILDING HOLIDAYS
                        -----------------------------


                                  SEE ATTACHED

                                  SCHEDULE "E"


                           CLEANING SPECIFICATIONS
                           -----------------------


I.  GENERAL CLEANING AND JANITORIAL SPECIFICATIONS


            A.      DAILY SERVICES

1. Empty and clean interiors and exteriors of receptacles and places for disposal.

2.          Empty and clean all ash trays and receptacles.

3.          Clean cigarette urns and replace sand and/or water as necessary.

4. Hand dust all office furniture, fixtures and window sills. If textolite or similar desk tops are used, they are to be wiped with a damp cloth.

5. Dust all moldings, door louvers, ventilating louvers within reach, ledges, radiators, chair rails, baseboards and trim, damp dusting where necessary.

6. Dust under all desk equipment and damp dust all telephone equipment, excluding all electronic desk machines (e.g., Computer terminals and screens, copiers and faxes).

7.          Wash clean all water coolers and fountains.

8. Wipe clean all chrome, aluminum and other metal work and enamel and mail chutes.

9. Unwaxed flooring, excluding wood, marble, terazzo or carpet, used as corridors adjacent to the core shall be cleaned and mopped. This excludes full floor tenants who must maintain their corridor.

10.         Damp wash blackboards unless marked "save".

11.         Keep supply closets and slop sinks clean and orderly.

12.         Store cleaning equipment in designated areas.

13.         Sweep all floors.

14.         All tenant kitchen areas are excluded from all cleaning services.

            B.      WEEKLY SERVICES

            Wipe clean all brass and other bright work. Refinishing and polishing special metal surfaces are the responsibility of the tenant.


            C.    QUARTERLY SERVICES "HIGH DUSTING"

1. Dust, while in place, all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning, as necessary.

2. Dust and clean all vertical surfaces, such as walls, partitions, doors, door bucks, venetian blinds and other surfaces not reached in nightly cleaning, as necessary. This excludes interior glass partitions located in tenant areas.

3.          Dust all books while in place in libraries, as necessary.

4. Dust all door louvers and other ventilating louvers, grills, etc., as necessary.

5. Clean all pipes and other horizontal surfaces not reached in nightly cleaning, as necessary. This excludes interior glass partitions located in tenant areas.

6.          Dust all lighting fixtures, globes, files and open shelves.

7.          Dust all closet shelving and damp mop closet tile floors.


            D.    ANNUAL SERVICES

1.          Clean all stairwell walls.

2. Dust ceiling surfaces, other than acoustical ceiling materials, and vacuum clean only acoustical material and other similar surfaces. Wash ceiling areas around air-diffuser, if requested.


II.         RESTROOMS

            With respect to the Building core restrooms only, which excludes private or executive bathrooms, Contractors shall:

            A.    NIGHTLY SERVICES

1. Mop, rinse and dry floors; polish mirrors and glass shelves, clean enameled surfaces.

2. Wash basins, urinals and bowls using non-abrasive cleaner of the bacterial disinfectant type in cold water, remove stains and making certain to clean under sides of rim of urinals and bowls.

3. Wash both sides of all toilet seats with bacterial disinfectant type cleaner in cold water.

4. Damp wipe walls and wash the tile wall near urinals with a disinfectant.

5. Polish flushometers, piping, toilet seat hinges and other metal if not clean and bright.

6. Fill and maintain mechanical operation of all toilet tissue, soap and sanitary napkin dispensers. The Landlord shall be responsible for the cost of mechanical repairs. The cost of hand towels and soap are the responsibility of the tenant. The Landlord pays for toilet paper.

7. All waste paper cans and sanitary disposal receptacles are to be emptied and thoroughly cleaned and washed, as necessary.

8.          Scrub floors as necessary.

9. Private and executive restrooms are excluded from all nightly service.

10.         All supplies are excluded from private and executive restrooms.

            B.    MONTHLY SERVICES

            Wash down wall in washrooms and stalls as needed from trim to floor. This excludes private and executive restrooms.


 III.       FLOORS

            With respect to the Building, Contractor shall:

            A.    NIGHTLY CLEANING

1.          Sweep all floors.

2.          Sweep, wet mop with a detergent and rise all VCT floors.

3. Landlord will maintain surfaces in all public corridors of split tenant floors. Full floors are the responsibility of the tenant.

4. Vacuum carpets in passenger elevators. Clean and vacuum all elevator saddles and tracks in all floors.

5.          Remove gum and foreign matter from all floors as necessary.

            B.    WEEKLY CLEANING

1.          Sweep stairs in fire stairwats and dust handrails.

2. Dust all brass and other bright work. Refinishing or polishing metal or chrome are excluded.

3.          Vacuuming of carpet floors:

            (a)     Vacuum clean all carpets once weekly in tenant areas.

            (b) Use a heavy-duty machine with an adjustable height "beater bar" or "beater brush".

            (c)     Carpet sweep as necessary.

            (d) Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments as required.

            (e)     Clean under furniture that can be moved.

            (f) DRAPERIES REQUIRE A HAND-TYPE VACUUM ATTACHMENT TO REMOVE ACCUMULATED DUST.


IV.       GLASS

1. The cleaning of interior glass partitions is the responsibility of the tenant.

2. Window cleaning, other than interior glass partitions, shall be in accordance with the existing or future schedule established at the building. The Landlord is responsible for the cost of this service.

                                  SCHEDULE "F"

                             ALTERNATE ARTICLE 4
                             -------------------

                                 ELECTRICITY
                                 -----------

      Section 4.01. The Fixed Rent reserved in this Lease includes the agreed sum of [$2.90 x the rentable square foot area of the Expansion Space], in consideration of which Landlord, as an additional service, will supply Tenant with electricity for normal use in the Demised Premises between the hours 9:00 A.M. and 5:30 P.M. on Business Days. If Landlord's electric rates (i.e., the public utility rate schedule at the time in question, including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof for the supply of electric energy to Landlord for the Building) are increased, the Fixed Rent reserved in this Lease shall be adjusted by applying to the sum specified above, the same percentage as such rate increase, and such adjusted Fixed Rent shall be billed by Landlord to Tenant, with effect as of the date of the increase of Landlord's electric rate. If Tenant disputes the amount, Tenant shall nevertheless pay the same as billed, and the amount shall be determined by an independent utility consultant to be selected by Landlord and paid by Tenant. The determination of the consultant shall be binding upon the parties. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord. At Landlord's option, Tenant shall purchase from Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises, and Tenant shall pay Landlord's reasonable charges for providing and installing same on demand, as additional rent.

      Section 4.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant's machinery, appliances or equipment, or the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Fixed Rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, that is, the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree thereon, Tenant shall nevertheless pay the same as billed until such amount shall be determined by an independent utility consultant to be selected by Landlord and paid by Tenant. When the amount of such increase is so determined, the parties shall execute an agreement supplementary hereto to reflect such increase in the amount of the Fixed Rent stated in this Lease and in the amount set forth in Section 4.01, effective from the date such additional service is made available to Tenant, but such increase shall be effective from such date even if such supplementary agreement is not executed.

      Section 4.03. If there shall be an increase in the space constituting the Demised Premises, or if Tenant's failure to maintain its machinery and equipment in good order and repair causes greater consumption of electrical current, or if Tenant uses electricity on days or hours other than those specified in Section 4.01, or if Tenant adds any machinery, appliances or equipment requiring additional electrical current, the Fixed Rent herein reserved shall be increased accordingly. The amount thereof shall be billed by Landlord to Tenant, effective as of the date of the increased usage. Such sum shall be due, and shall be paid by Tenant, as additional rent hereunder at the time billed. If Tenant disputes the amount, Tenant shall nevertheless pay the same as billed, and the amount shall be determined by an independent utility consultant to be selected by Landlord and paid by Tenant. The determination of the consultant shall be binding upon the parties.

      Section 4.04. Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than thirty (30) days' notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and the Fixed Rent under this Lease shall be reduced by the amount set forth in Section 4.01, plus or minus the amount of any change pursuant to Sections 4.01, 4.02, 4.03 and 4.05. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed and maintained by Tenant at its expense.

      Section 4.05. Tenant covenants and agrees that at no time will the connected electrical load serving the Demised Premises exceed 5 watts per square foot. Should Landlord consent to an increase in the connected electrical load, as a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Fixed Rent by an amount which will reflect the value to Tenant of the additional connected electrical load. The determination of the consultant shall be binding upon the parties.

      Section 4.06. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that where permitted by law or applicable regulations, Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord.

      Section 4.07. Landlord shall have the right to procure periodic surveys made by an independent utility consultant selected by Landlord and if such utility consultant determines that there has been (i) an increase in Tenant's use of electrical current or (ii) the amount set forth in Section 4.01 is insufficient, then, the amount set forth in Section 4.01 shall be adjusted and in addition to the other requirements and obligations imposed on Tenant in this Article, Tenant shall pay the fees of the utility consultant making such survey. The findings of such utility consultant shall be binding and conclusive on the parties.

      Section 4.08. Notwithstanding the aforesaid provisions of this Article, if, pursuant to an action of the Public Service Commission of the State of New York, or otherwise, submetering of electricity is permitted at the Building, then Landlord shall have the option, at Landlord's sole cost and expense, of installing submeters to measure Tenant's electricity consumption. Upon installation of the submeters, Tenant's electricity consumption and demand shall be measured by said submeters, and Tenant agrees to purchase such electricity from Landlord or Landlord's designated agent at Landlord's electric rates, plus twelve (12%) percent thereof to reimburse Landlord for administrative services in connection with supplying and billing such electricity and two and one-half percent (2 1/2%) for line loss. All such sums shall be paid by Tenant to Landlord as additional rent hereunder. If more than one meter measures the electricity consumption and demand of Tenant in the Building, the service rendered through each meter shall be aggregated and billed in accordance with the above rate classification, unless Landlord shall elect separate billing on a per-meter basis. Landlord may at any time render bills for Tenant's consumption and demand and Tenant shall pay the same within thirty (30) days following the date the same are rendered. If Landlord exercises such right of submetering, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such submetering, the Fixed Rent under this Lease shall be reduced by the amount set forth in Section 4.01, plus or minus the
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                                       4

amount of any change pursuant to Sections 4.01, 4.02, 4.03 and 4.05, and Tenant shall purchase electric energy pursuant to this Section 4.08.